Form 1-A
Offering Circular

Bio Fil Inc.
Up to $5,000.000 in Common Share
500,000 Shares.  $10.00 A Share

	The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered hereunder are exempt from registration
	The offering statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.
	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making nay representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to WWW.investor.gov

	The mailing address for our office is:
Bio Fil Inc
2906 E Caley Avenue
Centennial, CO 80121
720-364-2476

Investing in our common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully review the "Risk Factors" section of this offering circular, beginning on page _8_, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock.

This offering consists of Common Stock that is being offered on a "best efforts" basis. Sales to Public commence on the date of Qualification from the Securities and Exchange Commission. This Offering shall remain open until December 31, 2017, unless extended by the Company.

			Price to Public	Underwriting Discount
	Proceeds to		Proceeds to
					And commissions		Issuer
	Other Persons
________________________________________________________________
___________

Per share/unit		$10.00		0.00			$10.00
	0.00
Total Minimum		$1000.00	0.00			$1000.00		0.00
Total Maximum		$5,000,000	0.00			$5,000,000
	0.00

Minimum investment is 100 shares
This Offering Circular follows the Form S-1 disclosure format.
	The date of this offering circular is January 24, 2017

Table of Contents

										Page

Offering Summary								3
	Business Description
	4

Risk Factors									8
Use of Proceeds								10
Plan of Distribution and Selling Security Holders
	10
Description of Property							11
Management's Discussion and Analysis of
	11
Financial Condition and Results of Operations

Securities Offered								12
Dilution									14
Directors, Executive Officers and Significant Employees
	14
Compensation of Directors and Executive Officers
	16
Security Ownership of Management and Certain Securityholders
	17
Interest of Management and Others in Certain Transactions
	17
Disqualifying Events								18
Section F/S									19
Part III:  Exhibit 								21
Signatures									24
Acknowledgement Adopting Typed Signature				25























OFFERING SUMMARY

The following summary highlights selected information contained in this Offering Circular. this summary does not contain all the information that may be important. Before investing in this offering, please review all information carefully, ask any question that you would like answered and consult your own counsel. References to "we", "us", "our", "Company" mean Bio Fil Inc.

The principle purposes of this Offering is to use the proceeds to produce, market, and obtain FDA's approval of a Biodegradable
Cigarette Filter.

There is currently no trading market for our common stock. The absence of an active trading market will limit shareholders' ability to sell their shares. Management is actively seeking for market maker(s) to sponsor our securities and, subject to availability of funds and FINRA requirements, will either have our securities quoted on the OTC, or Pink Market. However, there is no assurance that an active trading market for the Company's stock will develop due to our no prior operating history.

			Price to Public	Underwriting Discount
	Proceeds to		Proceeds to
					And commissions		Issuer
	Other Persons
________________________________________________________________
___________

Per share/unit		$10.00	0.00			$10.00		0.00
Total Minimum		$1000.00	0.00			$1000.00		0.00
Total Maximum		$5,000,000	0.00			$5,000,000
	0.00







Business Description

Conventional cigarettes typically have a substantially cylindrical rod shaped structure and include a charge, roll or column of smokable material, such as shredded tobacco (e.g., in cut filler form), surrounded by a paper wrapper, thereby forming
a so-called ?smokable rod? or ?tobacco rod.?   Normally, a
cigarette also has a cylindrical filter element aligned in an end-to-end relationship with the tobacco rod. The filter element is commonly made of cellulose acetate fibers (typically as many as 12,000 fibers) bonded to each other by triacetin circumscribed by a paper material known as a ?plug wrap.? Certain filter elements can also incorporate polyhydric alcohols. Typically, the filter element is attached to one end of the tobacco rod using a circumscribing wrapping material known as ?tipping paper.? After smoking, the spent filters are sometimes improperly discarded in the environment. The cellulose acetate filaments tend to degrade slower than tobacco and/or the paper parts of the cigarette, due to the highly entangled nature of the fibers, solvent bonding between the fibers, and the slow degradability of the cellulose acetate polymer. Typically, the time required for a cigarette filter to break down is 10-15 years, and it is estimated that every year worldwide approximately 4.5 trillion cigarette butts wind up as litter. It is estimated that about 30 per cent of the waste along U.S. shorelines, waterways, and on land is made up by cigarette butts.

Seeing the need for a biodegradable filter, one that can break down significantly faster than the current filter on market, Bio Fil Inc. has come up with a new filter to replace the one currently used. Our cigarette filters are completely made of organic materials, they break down significantly faster than conventional filters, thereby having less impact on the environment compared to conventional cigarette filters. For example, there is less pollution around shorelines, waterways and on land, which is not only aesthetically pleasing but also reduces cleanup costs. A safer environment for animals is also created, that might otherwise ingest conventional plastic cigarette filters. There may even be some degree of health benefits to smokers resulting from using the biodegradable cigarette filters. While smoking undoubtedly presents serious health hazards, a significant portion of these health problems result from tar and other chemicals entering the lungs of the smokers. Our biodegradable cigarette filters described capture a larger amount of tar compared to conventional cigarette filters, and thereby reduce the amount of tar that ends up in the smoker?s lungs. So while smoking cessation is clearly the best way to address health issues related to smoking, a person who is not able to do this may still experience some degree of benefit when smoking cigarettes that have a biodegradable filter. In addition, the biodegradable filter shows a minimum reduction in flavor compared to conventional cigarette filters.

As a result, Bio Fil Inc. is formed. Our business goal here is to make a biodegradable filter to replace those that are currently used. We do not involve in cigarette manufacturing. We only make filters and filter tubes to provide to cigarette manufacturing companies, cigarette filter companies, and perhaps, sell to cigarette stores nationwide.

The company founder, Thuan Lu, holds a pending patent for a biodegradable filter (Application Number 62426108). Bio Fil Inc. looks to manufacture its biodegradable filters to replace the current filters on market. Prototypes of our product will be available to prospective investors upon request.

Bio Fil Inc is a start up company Incorporated in the State of Colorado and operates its business in the State of Colorado. We are located at 2906 E Caley Ave Centennial CO 80121 and our current phone number is 720-364-2476. When the Company secure the funds needed for our operations, management will identify another location for our office and plant and will update the information to all investors appropriately.

As of the date of this Offering Circular, the Company has no employee, part time or full time.
The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase, or sale of a significant amount of assets not in the ordinary course of business.

The Industry

During 2015, more than 4 billion cigarettes were sold in the United States. Four companies?Philip Morris USA, Reynolds American Inc., ITG Brands, and Liggett, accounted for about 91% of U.S. cigarette sales. Imports accounted for approximately 9% of U.S. cigarette sales in 2015.

The U.S. Market

According to the Centers for Disease Control Prevention, below is the percentage of adults aged 18 years or older who were current cigarette smokers in the United States in 2015:

*	15.1% of all adults (36.5 million people): 16.7% of males,
13.6% of females
*	Nearly 22 of every 100 non-Hispanic American Indians/Alaska
Natives (21.9%)
*	About 20 of every 100 non-Hispanic multiple race
individuals (20.2%)
*	Nearly 17 of every 100 non-Hispanic Blacks (16.7%)
*	Nearly 17 of every 100 non-Hispanic Whites (16.6%)
*	About 10 of every 100 Hispanics (10.1%)
*	7 of every 100 non-Hispanic Asians (7.0%)

Each day, more than 3,200 people younger than 18 years of age smoke their first cigarette and an estimated 2,100 youth and young adults who have been occasional smokers become daily cigarette smokers. During 2015, more than 4 billion cigarettes were sold in the United States.

World Market

Statistic show that revenues of the cigarette industry is over 400 billion annually. Globally, approximate 5.8 trillion cigarettes are produced in 2015. The number of smokers and cigarettes produced keep rising due to population growth. It is expected that by 2025, the number of smoker worldwide will be
1.6 billion.

Competitive Analysis

As a start up company, Bio Fil Inc.faces some competitions and they are identified below:

1. Electronic Cigarettes

A number of electronic products, such as electronic cigarettes (e-cigarettes), electronic cigars (e-cigars), and electronic pipes (e-pipes), are being introduced in the marketplace in recent years. Electronic cigarette uses are on the rise in the United States and it is expected to continue rising over time.

However, electronic cigarettes have many set backs and that's why it has not hurt the cigarette industry much since its introduction to the market.

*	Electronic cigarette is not safe.  Defective battery can
explode or if improperly use.
*	E Liquids are very poisonous, especially to toddlers and
children; who might drink the liquid because of the
pleasant smell.
*	Electronic cigarettes don't deliver the buzz that all
smokers want compare to conventional cigarettes.
*	Electronic cigarettes are expensive.
It is important to note that the high percentage of smokers in the world are middle and low income people. Many of the smokers, buying one electronic cigarette, could equal to few months of their income. As a result, the volume of electronic cigarette uses is very low in the third world countries.

2.  Current Cigarette Filter Manufacturing Companies

The company will face competition from existing cigarette filter manufacturing companies, who will fight to retain their market shares. However, most competing companies do not have the filter that is biodegradable like Bio Fil Inc does.

Bio Fil Inc. will capitalize on its competitors' weaknesses by building on the following strengths:

*	Unique filter that is protected by the patent.
*	Reduce costs as much as possible to keep its price
competitive and to increase investor's profit.
*	Knowledgeable management team.

3.  Cigarette Companies

To convince cigarette companies to switch to Bio Fil Inc.'s degradable filter, the Company will:

*	Keep prices very competitive to what they are paying now.
*	Show that our biodegradable filters benefit cigarette
companies in terms of costs and negative publicity.
*	Show that cigarette companies can help save our ocean,
waterways, widlife?

According to the Center for Marine Conservation, cigarette butt litter accounts for one in every five items collected on cleanups, making it the most prevalent form of litter ON EARTH.

Globally, approximately 5 trillion cigarette butts are littered every year. Smokers in the USA account for over 250 billion cigarette butts, in the UK 200 tons of butts are discarded, and Australian smokers litter over 7 billion cigarette butts annually. In most Western countries cigarette butt litter accounts for around 50% of all litter.

*	There are 1 billion smokers in the world today, and if
current trends continue, that number is expected to
increase to 1.6 billion by the year 2025.
*	Worldwide, approximately 10 million cigarettes are
purchased a minute, 15 billion are sold each day, and
upwards of 5 trillion are produced and used on an annual
basis.
*	Cigarette filters are made of cellulose acetate, a
plastic. After discarded, it can take up to 15 years for the filter to decay.

It's estimated that trillions of filters, filled with toxic chemicals from tobacco smoke, make their way into our environment as discarded waste yearly.
Economic & Environmental Impact

When it comes to cigarette litter, we all pay. Cigarette litter not only affects us as individuals, but also impacts your local community, including business owners and residents as well as the community environment.

Economically, cigarette butt litter:

Requires additional sidewalk and street sweeping, greenway and park maintenance, storm drain cleaning, and increased maintenance of stormwater filters.
Makes business owners bear the expense of cigarette butt and cigar tip litter cleanup around entrances, exits, sidewalks, and parking lots.
Can result in a decline in a city?s foot traffic, tourism, business development, and housing. In fact, the presence of litter in a community decreases property values by a little over 7%. Focusing on small improvements, like reducing cigarette butt litter, creates safer and more economically vibrant communities. Takes a toll on recreation areas and public spaces. Tobacco litter represents nearly 34.4% of all litter in outdoor recreation areas such as picnic areas, hiking trails, parks, etc. decreasing the appeal of these natural areas. Environmentally, cigarette butt litter:
32% of litter at storm drains is tobacco products. 80% of butts on the ground find their way into our water systems and detract from the quality of our drinking water. Cigarette butts have been found in the stomachs of fish, whales, birds and other marine animals which leads to ingestion of hazardous chemicals and digestive blockages. Animals, marine life, and toddlers who ingest dropped cigarette butts can become ill or die from them.

Risks Associated with Our Business
"RISK FACTORS"

Investing in our common stock involves a number of risks, some of which, including market, regulatory risks, competitions....
You should carefully consider the risks described below before making a decision to invest in our common stock.

1.   We face competitors in the conventional cigarette filter
market.
Conventional cigarette filters will continue to dominate the
market in the beginning.   As we introduce our filter to the
market, gradually, more and more consumers will know about our filter and its biodegradable feature.

2. Regulations and Taxes could lead to declination in numbers of smokers.

New laws may ban smoking altogether or increase in taxes will lead to higher prices of cigarette, which will lead to declination of cigarette consumption, and thus, reduce our sales and our profitability.

3.   We may face increase costs in labor.

Wage laws may change, which may increase our costs of labor and reduce our profitability.

4   Negative publicity may reduce sale of tobacco products.

Due to health risk, consumption of cigarette continue to decline. Declination in cigarette consumption will lead to lower demand for our filter, which will lead to low sale volume and lower profit.

5.  Counterfeit.

When our product is superior than current filter, counterfeit products may appear on the market. Counterfeiting will reduce our revenue and profit.

6.   The reliance on outside suppliers for raw materials.

We rely on many Southeast countries for our fibers, which is the main material used in the production of our filter. Changes in climate, regulations, import and export restrictions, could affect our ability to buy the fibers needed.

7.   E-Cigarette Trend could reduce cigarette consumptions.

Electronic cigarette uses currently on the rise. It could reduce the demand for conventional cigarette and thus, lead to lower demand for our filter.

8.   Emerging Market

Foreign markets could introduce their products to the U.S.
market illegally and affect the demand of cigarette use in the United States, which will lead to lower demand for our filter.

9.  Cigarette Companies May Not Accept Our Filter
Our filters may not be accepted by cigarette companies and we cannot sell. We will not have revenue.

10. The Food and Drug Administration

The FDA requires that product used by human be free from
possible harmful side effects resulting from
use.  While      our raw material used is organic and safe, it
still needs FDA approval prior to production.

11.  Unknown Risks

Unforeseen risks such as war, nature, bans of cigarette uses, diminishing social acceptance, all can lead to lower demand for our filter.

If any the the above risks actually occur, the trading price of our common stock would likely decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The principal purposes of the offering are to raise capitals needed to put the Company in operations. Assuming the offering is fully subscribed, our net proceeds from the offering at $10.00 a share will be $5,000,000 since there is no underwriter involved. However, if the Company finds and retain the services of the underwriter, depend on discounts and commissions agreed, our net proceeds will be less than the amount anticipated. We will update the information if we have any arrangement made.

The Company intends to use its proceeds as follow:

a.  20% fee pay to the Food and Drug Administration.
b.  30% to purchase machineries and equipment.
c.  20% to purchase raw materials and supplies.
d.  30% for operating expenses.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Our first priority is to use the funds to get our filter product to pass Food and Drug Administration?s approval. The remaining proceeds from this Offering will be used for working capitals such as materials and supplies, machineries and equipment, and a portion of the proceeds from this Offering may be used to make payments to officers, directors, and employees of the issuer. At present, there are no agreements between the Company and its officers or directors arranged.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company?s management. If we failed to raise the full amount of this Offering, the Company may reallocate the estimated use of proceeds among the various categories. In such case, the Company may spend whatever we raised from this Offering for FDA; since FDA fees is not fixed, management expect that fees pay to the FDA could be more than 20% anticipated.

Depending upon developments in the Company's business, the Company may also need more working capitals and may finance it through the sale of additional securities. Given the scope of the market, additional sale of securities is very likely as we expand our company.

Plan of Distribution and Selling Security Holders

We may sell the securities offered pursuant to this Offering
Circular in any of the following ways:

? directly to one or more purchasers;
? through agents;
? through underwriters, brokers or dealers; or ? through a combination of any of these methods of sale.

All of the Common Stock is newly authorized and issued by the Company. None of the Shares being sold in this offering are being sold by present securities holders. At present, Bio Fil Inc. does not have an underwriter and does not engage any Broker Dealer or Transfer Agent with our Offering. There are no plans to return funds to subscribers if all of the securities to be offered are not sold.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

Description of Property

As of the date of this Offering Circular, our place of operation is 2906 E Caley, Centennial, CO 80121. When the Company successfully raised enough funds needed for our operations, management will identify another location for our office and plant and will update the information to all investors of records either through email or conventional mails..

Management's Discussion and Analysis of Financial Condition and
Results of Operations

This discussion contains forward looking statements reflecting our current expectations that involve risks and uncertainty. Actual results and timing of events may differ materially from those contained in these forward looking statements due to a number of factors, including those discussed in the "Risk Factors" and elsewhere in this Offering Circular.

Bio Fil Inc. was formed in the State of Colorado on January
13th, 2017. The Company was formed for the purpose of manufacture biodegradable cigarette filters and sell our filters to cigarette filter manufacturing companies or cigarette companies worldwide.

Operating Results

Revenue:   Bio Fil In. is in the startup phase and as of
the date of this Offering Circular, the Company has no sales and no revenue.

Operating Expenses: Operating expenses since date of inception were $365.00. Operating expense was paid to the Secretary of State to incorporate the Company and our corporate bylaws.

      Net Loss:   Net loss since inception date was ($365.00)

Since we have administrative expenses such as professional service fees, Securities and Exchange Commission fees, We expect our operating expenses to increase with setting up the operations. Our operating costs exceed revenue because we have no sales.

Liquidity and Capital Resources.

Currently, we have net cash of $0.00. Our net loss of ($365.00) was advanced from our Founder and CEO, Thuan Lu. Until we receive an approval from the FDA, and until we receive orders from prospective clients, our net loss only increase. Also, until we raise funds in this Offering, our CEO will continue to advance the capitals needed for us.

Plan of Operations

Assuming that we successfully raised the amount needed in this Offering, our plan of operation for the 12 months following the commencement of this Offering as follow:

Our first priority is to send our Biodegradable Cigarette Filter prototype to the Food and Drug Administration for approval.

In the meantime, we will identify a location for our office and plant and obtain all necessary licenses. We will have a team in place for machineries and equipments, purchase raw materials and supplies needed. We will put in sale teams for discussing with cigarette companies and cigarette manufacturing companies worldwide.

The proceeds from this Offering will not satisfy our cash requirements and we anticipated to raise additional funds to implement our plan of operations. If our biodegradable filter is welcome by cigarette companies and advance orders be taken, management will have to raise additional capital to finance our production requirements.

Trend Information:

Since we are a start up company and have not started to produce our filter for sale yet, we are unable to identify the recent trends in production, sale, inventory, the state of the order book, costs, or selling prices since the latest financial year. For the same reason, for the current year, we are unable to identify any known trends, uncertainties, demands, commitments or events based our our business that are reasonably likely to have a material effects on our net sales or revenue, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering not necessarily to be indicative of future operating results or financial condition. Investors are encouraged to read sections ?RISK FACTORS? and ?BUSINESS DESCRIPTION? carefully..


Securities Offered

This offering consists of Common Stock that is being offered on a "best efforts" basis, which means that there is no guaranteed that any minimum amount will be sold. The Shares are being offered and sold by Bio Fil Inc. There is no minimum number of shares that needs to be sold in order for funds to be used in the operations of the Company's business in a manner consistent with the "Use of Proceeds" in this Offering Circular

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company?s Certificate of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and nonassessable. The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company?s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company?s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is One Thousand Dollars ($1000.00) (the "Minimum Subscription"). A subscription may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via cash, check, or money order. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular.

There are no known potential liabilities imposed on securityholders under state statutes or foreign laws.For additional information regarding the Shares, please review the Company?s Bylaws, which are attached to this Offering
Circular.

The Company does not have any shares of preferred stock authorized or have any debt securities authorized. There are no other classes of stock in the Company as of the date of this Offering Circular.

Dilution

	The investor's stake in a company could be diluted due to the company issuing additional shares. If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. In other words, when the company issue more shares, the percentage of the company that you own will decrease.
	If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it's important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.
Compensation of Executive Officers and Directors.

Directors, Executive Officers and Significant Employees

The directors, executive officers and significant employees of the Company as of January 24th, 2017 are as follows:

Name
Position
Age
Term of
Office
Approximate hours
per week for part
time employee(2)
Executive
Officer




Thuan Lu
Chief
Executive
Officer
44
01/13/17
- present
10
Peter Pham
Chief
Operating
Officer
57
01/13/17
- present
0
Bao Ho
Executive
President of
Marketing
34
01/13/17
- present
0





Directors




Tu Huynh
Director
35
01/13/17
- present
n/a





Significant
Employee

n/a
n/a
n/a
n/a






There are no arrangement or understanding exist among the Company, its Executive Officers and Directors.

There is no family relationship between any of our Executive
Officers and Directors.

Thuan Lu, Company Founder and CEO

Prior to this, Mr. Lu worked as a real estate agent from 1998 to 2004. In 2003, Mr. Lu started an insurance agency and worked as an agent and broker in the insurance industry from 2003 to 2016. Mr. Lu also owned and managed nail salons, travel agency, and provides bookkeeping for businesses in the Vietnamese community.

Mr. Lu earned his Bachelor of Science degree in Business
Administration, with a Minor in Economics,from the University of Colorado at Boulder. He is fluent in English and Vietnamese, and also speak some Chinese.

Peter Pham

Mr. Pham currently is self employed. He owns, operates, and manage various businesses such as restaurants and landscaping company. Mr. Pham has a BS in Business Administration from the University of Hue. Mr. Pham will serve the Company as President and Chief Operating Officer.

Bao Ho

Mr. Ho currently is contracted with various government agencies such as the Department of Homeland Security, Department of Justice, and the Department of Defense. Mr. Ho has a BS in Finance from the University of Denver, Colorado. Mr. Ho will serve the Company as the Executive President of Marketing.

Tu Huynh

Mr. Huynh currently works as a Data Analyst for Precision Discovery in Colorado. Mr. Huynh earned his Master degree in Applied Mathematics from the University of Denver in 2006. Mr Huynh will serve the company as Executive Vice President of Marketing.

To the best of our knowledge,	there are no legal proceedings
pending against any of our Executive Officers and Director regards bankruptcy, or a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.and to the best of our knowledge, there are no such legal events occurred in the last five years.

To the best of our knowledge, there are no criminal proceeding pending against, contemplated, or threatened to any of our Executive Officers and Directors, or the Company.

Compensation of Directors and Executive Officers

Name
Capacities in
which
compensation
was received
Cash
Compensation
$
Other
Compensation
$
Total
Compensation
$

Thuan
Lu
Chief
Executive
Officer
0.00
0.00
0.00
Peter
Pham
Chief
Operating
Officer
0.00
0.00
0.00
Bao
Ho
Executive
President of
Marketing
0.00
0.00
0.00
Tu
Huynh
Director
0.00
0.00
0.00

At present, the Company has three Executive Officers and one Director. At present, none of our Executive Officers or Director are being compensated for their services to the Company. The Company may choose to compensate the present director in the future, as well as compensate future directors, in the Company?s discretion. We have not entered into any employment agreements with our executive officers or director to date. We may enter into employment agreements with them in the future.

Since our Chief Executive Officer holds a pending patent for our product line (the Biodegradable Cigarette Filter), Management have decided that we will pay our Chief Executive Officer
$3000.00 royalty per month for Copyright use of the filter. Royalty payments begin on the 1st date of each month with the first payment due February 1st, 2017.

As of January 24th, 2017, the Company have no employee. The
Company plans to hire additional employees at such time as the Company has sufficient cash to fund the expanded launch of its business plans.

Security Ownership of Management and Certain Securityholders

As of January 24th, 2017, there is no beneficial ownership of our Common Stock at the time of this Offering by any of our directors or executive officers or by all of our directors and executive officers as a group.

There are no other securityholder who beneficially owns more than 10% of any class of the issuer?s voting securities as such beneficial ownership would be calculated if the issuer were subject to Rule 13d-3(d)(1)of the Securities Exchange Act of 1934.

Title
of
Class
Name and
Address of
Beneficial
Owner(1)
Amount and
nature of
Beneficial
Ownership
Amount and Nature
of Beneficial
ownership
Acquirable(2)
Percent
of
Class(3)

n/a
n/a
n/a
n/a
n/a









Interest of Management and Others in Certain Transactions

Bio Fil Inc. was incorporated on January 13th, 2017 and the Company does not have information for the last two fiscal year. For current fiscal year,there is no transaction or proposed transactions to which the issuer or any of its subsidiaries was or is to be a participant. and that there are no persons had or is to have a direct or indirect material interest in the Company.


Disqualifying Events

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer?s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer?s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain ?Disqualifying Events? described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company.

The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events exist.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company?s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.



Section F/S
Financial Statements

Bio Fil Inc.
Consolidated Balance Sheet

           December 31,
2017
      As of January 24th,
2017 (inception)
Assets
Prepaid expenses and other current assets
	$0.00
      Total current assets
	$0.00
      Total Non Current Assets						$0.00

Total Assets									$0.00


Liabilities and stockholder?s equity

Current Liabilities								$0.00
Account Payable								$0.00

	Total Current Liabilities
	$0.00

Stockholder?s equity
	$0.00
	Total Stockholder?s equity
	$0.00

Total Liabilities and stockholder?s equity
	$0.00


Bio Fil Inc.
Consolidated Statement of Income

									     December 31,
2017
      As of January 24th,
2017 (inception)

Income from operating activities
	$0.00

Total Income									$0.00



Bio Fil Inc.
Consolidated Cash Flows

								      December 31, 2017
      As of January 24th,
2017 (inception)

Cash flows from operating activities
	Net Loss								$ (365.00)

Total Loss									$
(365.00)

Bio Fil Inc.
Consolidated Statement of Stockholder?s Equity

									     December 31,
2017
									As of January 24th,
2017 (inception)

Stockholder?s Equity
	$0.00

Total Stockholder?s Equity
	$0.00















PART III: EXHIBITS

Index to Exhibits

Description						Item			Exhibit

Underwriting Agreement				17.1			1-a
Charter and bylaws					17.2			1-b
Subscription Agreement				17.4			1-c
Voting Trust Agreement				17.5			1-d
Material Contracts					17.6			1-e
Plan of acquisition, reorganization			17.7
	1-f
Arrangement, liquidation, or succession
Escrow Agreements					17.8			1-g
Letter re change in certifying accountant		17.9
	1-h
Power of Attorney					17.10			1-i
Consents						17.11			1-j
Opinion re legality					17.12			1-k
Testing the waters					17.13			1-l
Appointment of Agent for Service of Process		17.14
	1-m
Additional exhibits					17.15			1-n





















Exhibit 1-a

Underwriting Agreement

There are no underwriting contract or agreement exists with this Offering.

Exhibit 1-b

Charter and Bylaws including Amendments

Attachment

Exhibit 1-c

Subscription Agreement

Attachment

Exhibit 1-d

Voting Trust Agreement

As of the date of this filing, there are no voting trust agreement or amendments exists.

Exhibit 1-e

Material Contracts

As of the date of this filing, there are no material contracts exists.

Exhibit 1-f

Plan of acquisition, reorganization, arrangement, liquidation, or succession

As of the date of this filing, there are no plan of acquisition, disposition, reorganization, readjustment, succession, liquidation, or arrangement pending or exists.

Exhibit 1-g

Escrow Agreements

There are no escrow agreement or similar arrangement which has been executed in connection with this Regulation A Offering

Exhibit 1-h

Letter re Change in Certifying Accountant

As of the date of this filing, there are no accountant involves is this Regulation A Offering

Exhibit 1-i

Power of Attorney

As of the date of this filing, there are no power of attorney authorized.

Exhibit 1-j

Consents

Af of the date of this filing, there are no consent, written or orally, from any experts or any other persons in connect with this Offering.

Exhibit 1-k

Opinion re Legality

As of the date of this filing, there are no counsel opinion as to the legality of the securities covered by the Offering
Statement.

Exhibit 1-l

Testing the Waters

As of the date of this filing, there are no written communication or broadcast script used under the authorization of Rule 255.

Exhibit 1-m

Appointment of agent for Services of Process

As of the date of this filing, there are no appointment of agent for service of process authorized.

Exhibit 1-n

Additional Exhibits

None.



SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on January 24th, 2017

Bio Fil Inc.

By ___________Thuan Lu___________
	   Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated

By __________Bao Ho______________.
      Executive President of Marketing

Date _____01/24/2017______________.

By _______Tu Huynh_______________.
	        Director

Date ______01/24/2017_____________.


















ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.
By: ___/S/_______________________________________
Thuan Lu

Thuan Lu
Chief Executive Officer
January 24th, 2017

By: ___/S/_______________________________________
Bao Ho

Bao Ho
Chief Executive Officer of Marketing
January 24th, 2017

By: ___/S/_______________________________________
Tu Huynh

Tu Huynh
Director
January 24th, 2017